CONFIDENTIAL

July 21, 2010

Mr. George Carpenter
Chief Executive Officer
CNS Response, Inc.
2755 Bristol Street, Suite 285
Costa Mesa, CA 92626

Re:  Private Placement of Securities

Dear Mr. Carpenter:

This letter amends our agreement, dated August 3, 2009 (the “Agreement”), between CNS Response, Inc. (the "Company”) and Maxim Group LLC (“Maxim” or the “Placement Agent”), pursuant to which the Company engaged Maxim to act as the lead placement agent in connection with a proposed private placement of equity securities of the Company. Capitalized terms used herein and not otherwise defined have the meetings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Maxim agree as follows:

Section 3(b)(iii) of the Agreement is hereby deleted and replaced in its entirety with the following Section 3(b)(iii):

“(iii)           a warrant (the “Placement Agent Warrant”) to purchase such number of shares of Common Stock, equal to 10.0% of the aggregate number of securities sold in the Offering, at 110% of the offering price of the Units (the “Exercise Price”), as defined in the Offering Documents, exercisable for a period of five (5) years from the effective date of the registration statement filed with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Common Stock: (i) included in the Units, (ii) issuable upon the exercise of the Warrants, and (iii) underlying any Placement Agent Warrant issued to Maxim in connection with the Private Placement, subject to customary anti-dilution protection rights contained in warrants of this type.

The Placement Agent Warrant will be issued at the applicable Closing pursuant to Warrant certificates to be signed by the Company, as applicable.  The Placement Agent Warrant shall provide, among other things:

(A)           that the Placement Agent Warrant shall:

(1)           be exercisable at the Exercise Price, as applicable;

(2)           expire no later than five (5) years from the effective date of the RegistrationStatement; and

(3)           be subject to restrictions on transfer in compliance with FINRA Rule 5110(g)(1);

(B)           for registration rights in compliance with FINRA Rule 5110(f)(2)(H);

(C)           for such other terms as are normal and customary for Placement Agent Warrants issued toplacement agents consistent with FINRA Rule 5110.

The first paragraph of Section 3(c) of the Agreement is hereby deleted and replaced in its entirety with the following first paragraph for Section 3(c):

“(c)           For the administrative processing services provided by Maxim hereunder related to the sale of the Private Placement Securities to persons not introduced to the Company by the Placement Agent, including managing subscription paperwork, arranging for stock certificates for and delivery to such investors, and associated documentation for the Private Placement to fulfill the compliance and supervisory procedures related to offerings of this type, the Company will pay or caused to be paid Maxim the following fees at each Closing:”

 Except as specifically amended as set forth above, all other terms of the Agreement remain in full force and effect.

This Amendment constitutes the entire agreement between the Company and Maxim regarding the amendment of the Agreement, and supersedes any other statements, representations or promises made concerning such amendment.  This Amendment only can be modified in a writing signed by the Company and Maxim.  This Amendment will bind the successors and assigns of both the Company and Maxim, and inure to the benefit of the Company, Maxim, and their respective successors and assigns.

[Remainder of Page Left Blank]

This Amendment may be executed in counterparts and by facsimile transmission.

Very truly yours, MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Head of IB

Agreed to and accepted this 21 day of July, 2010

CNS RESPONSE, INC.

By:	/s/ George Carpenter
George Carpenter
Chief Executive Officer

[Signature Page to Amendment to Placement Agent Agreement]